Exhibit 1.1

April 20, 2006

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Wachovia Capital Markets, LLC

301 South College Street, NC0610

Charlotte, North Carolina 28288-0610

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Re:	NovaStar Mortgage Funding Trust, Series 2006–1

Ladies and Gentlemen:

NovaStar Mortgage, Inc. (the “Sponsor”), NovaStar Certificates Financing Corporation (the “Depositor”) and NovaStar Financial, Inc. (“NFI”) hereby confirm their agreement to sell certain asset backed notes to Greenwich Capital Markets, Inc. (“GCM”), Deutsche Bank Securities Inc. (“Deutsche Bank”), Wachovia Capital Markets, LLC (“Wachovia”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley” and, together with Deutsche Bank, GCM and Wachovia, the “Underwriters”) as described herein. The notes will be issued pursuant to the indenture, dated as of April 1, 2006 (the “Indenture”), between NovaStar Mortgage Funding Trust, Series 2006-1 (the “Issuing Entity”) and JPMorgan Chase Bank National Association, as indenture trustee (the “Indenture Trustee”). The Issuing Entity is a Delaware statutory trust formed pursuant to the Amended and Restated Trust Agreement, dated as of April 1, 2006 (the “Trust Agreement”) between the Depositor and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). The Notes will be secured by the assets of the Issuing Entity consisting primarily of two loan groups of fixed rate and adjustable rate, subprime mortgage loans secured by first or second liens on residential properties (the “Mortgage Loans”). The Mortgage Loans have been originated or acquired in the ordinary course of business by the Sponsor and are being sold by the Sponsor to the Depositor, and by the Depositor to the Issuing Entity, pursuant to the Sale and Servicing Agreement, dated as of April 1, 2006 (the “SSA”), among the Depositor, the Sponsor, the Issuing Entity and U.S. Bank National Association, as custodian (the “Custodian”). The Indenture, Trust Agreement and SSA are sometimes collectively referred to herein as the “Operative Agreements.” Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreements.

1. Securities. The securities will be issued in classes as follows: (i) five classes of senior notes designated as Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class 2-AD

Notes (collectively, the “Class A Notes” or “Senior Notes”); and (ii) eleven classes of mezzanine notes designated as the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes (collectively, the “Mezzanine Notes” and together with Senior Notes, the “Notes”).

The Senior Notes and the Mezzanine Notes (other than the Class M-9, Class M-10 and Class M-11 Notes) are collectively referred to herein as the “Offered Notes.”

2. Representations and Warranties of the Sponsor and the Depositor. The Sponsor and the Depositor represent and warrant to, and covenant with, the Underwriters that:

A. The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-131111) on Form S-3 for the registration under the Securities Act of 1933, as amended (the “Act”), of asset backed securities (issuable in series), which registration statement, as amended at the date hereof, has become effective. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with such Rule. The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the Act a supplement dated the date hereof to the prospectus dated April 17, 2006 relating to the Offered Notes and the method of distribution thereof and has previously advised the Underwriters of all further information (financial and other) with respect to the Offered Notes to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the “Registration Statement”; such prospectus dated April 17, 2006, in the form in which it will be filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Basic Prospectus”; such supplement dated the date hereof to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) of the Act, is hereinafter called the “Prospectus Supplement”; and the Basic Prospectus and the Prospectus Supplement together are hereinafter called the “Prospectus.” The free writing prospectus, dated April 19, 2006, in the form in which it has heretofore been filed pursuant to Rule 433 is hereinafter called the “Pricing Free Writing Prospectus”. The Depositor will file with the Commission a report on Form 8-K setting forth specific information concerning the Mortgage Loans (the “8-K”), as and to the extent requested under the Act.

B. As of the date hereof, when the Registration Statement became effective, when the Pricing Free Writing Prospectus is first filed pursuant to Rule 433 under the Act, when the Prospectus Supplement is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as defined below), any other amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, the Prospectus, as amended or supplemented as of any such time, and the Pricing Free Writing Prospectus, as amended as of any such time, will comply in all material respects with the applicable requirements of the Act and the rules thereunder and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, and the Pricing Free Writing Prospectus, as of the date hereof, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Sponsor nor the Depositor makes any representation or warranty as to the information contained in or omitted from the Registration Statement, the Prospectus or the Pricing Free Writing Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriter Information. The Static Pool Data of the Sponsor, whether or not incorporated by reference in the Pricing Free Writing Prospectus and the Prospectus, as of the date hereof, as of the date of the Prospectus and as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

C. Each of the Sponsor, the Depositor and NFI (collectively, the “NovaStar Entities”) is duly organized, validly existing and in good standing under the laws of the state of its respective incorporation, has full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Pricing Free Writing Prospectus and the Prospectus, and is duly qualified to do business in each jurisdiction in which it conducts business (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified does not involve (i) a material risk to, or a material adverse effect on, the business, properties, financial position, operations or results of operations of such entity or (ii) any risk whatsoever as to the enforceability of any Mortgage Loan.

D. There are no actions, proceedings or investigations pending, or, to the knowledge of the Sponsor or the Depositor, threatened, before any court, governmental agency or body or other tribunal: (i) asserting the invalidity of this Agreement, any of the Hedge Agreements, any of the Operative Agreements, or the Offered Notes; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Operative Agreements; (iii) which may, individually or in the aggregate, materially and adversely affect the performance by the NovaStar Entities of their respective obligations under, or the validity or enforceability of, the Operative Agreements or the Notes; or (iv) which may affect adversely the federal income tax attributes of the Notes as described in the Prospectus.

E. The execution and delivery by the NovaStar Entities of this Agreement and the Operative Agreements to which they are a party are within their respective corporate power and have been, or will be, prior to the Closing Date duly authorized by all necessary corporate action on the part of the NovaStar Entities and the execution and delivery of such instruments, the consummation of the transactions therein contemplated and compliance with the provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument to which the NovaStar Entities or any of their affiliates is a party or by which it or any of them is bound or to which any of the property of the NovaStar Entities or any of their affiliates is subject, the NovaStar Entities’ charter or bylaws, or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the NovaStar Entities, any of their affiliates or any of their properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or other tribunal is required for the consummation of the transactions contemplated by this Agreement or the Prospectus in connection with the issuance and sale of the Offered Notes. Neither the NovaStar Entities nor any of their affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the NovaStar Entities or any of their affiliates, which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the NovaStar Entities to perform their obligations under the Operative Agreements or (ii) the business, operations, results of operations, financial position, income, properties or assets of the NovaStar Entities.

F. This Agreement has been duly executed and delivered by the Sponsor and the Depositor, and the other Operative Agreements, as applicable, will be duly executed and delivered by the NovaStar Entities, and each constitutes and will constitute the legal, valid and binding obligation of each of the NovaStar Entities enforceable in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding at law or in equity.

G. The Offered Notes will conform in all material respects to the description thereof in the Pricing Free Writing Prospectus and the Prospectus and will be duly and validly authorized and, when duly and validly executed, authenticated, issued and delivered in accordance with the Indenture and sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by the Indenture.

H. On the Closing Date, the Mortgage Loans will conform in all material respects to the description thereof contained in the Pricing Free Writing Prospectus and the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties of the Sponsor and the Depositor set out in the Operative Agreements are hereby made to the Underwriters as though set out herein, and at the dates specified therein, such representations and warranties were or will be true and correct in all material respects.

I. The NovaStar Entities possess all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings pending or, to the best knowledge of the Sponsor and the Depositor, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the NovaStar Entities.

J. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the Operative Agreements or the execution and issuance of the Notes have been or will be paid at or prior to the Closing Date.

K. There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the NovaStar Entities or their affiliates, taken as a whole, from December 31, 2005.

L. The Operative Agreements will conform in all material respects to the descriptions thereof, if any, contained in the Pricing Free Writing Prospectus and the Prospectus.

M. Neither the Depositor nor the Issuing Entity is or, as a result of the transactions contemplated hereby, will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940 (the “1940 Act”) and the rules and regulations of the Commission thereunder. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

N. Neither the Sponsor nor the Depositor is aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; or (iii) any notification with respect to the suspension of the qualification of the Offered Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

O. The Depositor is not an “ineligible issuer” as defined in Rule 405 of the Act.

3. Agreements of the Underwriters. Each Underwriter, severally and not jointly, agrees with the Sponsor and the Depositor and NFI that upon the execution of this Agreement and authorization by each Underwriter of the release of the Offered Notes, each Underwriter shall offer the Offered Notes for sale upon the terms and conditions set forth herein in the amounts set forth in Annex A hereto.

4. Purchase, Sale and Delivery of the Offered Notes. Each of the Sponsor and the Depositor hereby agree, subject to the terms and conditions hereof, to sell the Offered Notes to the Underwriters, who, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby severally and not jointly agree to purchase the principal amount of the Offered Notes set forth opposite their respective names in Annex A hereto. At the time of issuance of the Offered Notes, the Mortgage Loans will be transferred by the Sponsor to the Depositor, and by the Depositor to the Issuing Entity pursuant to the SSA and pledged to the Indenture Trustee pursuant to the Indenture.

The Offered Notes to be purchased by each Underwriter will be delivered by the Sponsor and the Depositor to each Underwriter (which delivery shall be made through the facilities of The Depository Trust Company (“DTC”)) against payment of the purchase price therefor, set forth in Annex A hereto, by a same day federal funds wire payable to the order of the Sponsor.

Settlement shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 a.m., on April 28, 2006 or at such other time thereafter as each of the Underwriters, the Sponsor and the Depositor determine (such time being herein referred to as the “Closing Date”). The Offered Notes will be prepared in definitive form and in such authorized denominations as each Underwriter may request, registered in the name of Cede & Co., as nominee of The Depository Trust Company.

The Sponsor and the Depositor agree to have the Offered Notes available for inspection and review by the Underwriters in New York not later than 10:00 a.m. New York time on the business day prior to the Closing Date.

5. Covenants of the Sponsor and the Depositor. Each of the Sponsor and the Depositor covenant and agree with the Underwriters that:

A. The Sponsor and the Depositor will promptly advise each Underwriter and its counsel (i) when any amendment to the Registration Statement shall have become effective; (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (iv) of the receipt by the Sponsor or the Depositor of any notification with respect to the suspension of the qualification of the Offered Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Neither the Sponsor nor the Depositor will file any amendment to the Registration Statement or supplement to the Prospectus after the date hereof and prior to the Closing Date for the Offered Notes unless the Sponsor and the Depositor have furnished each Underwriter and its counsel copies of such amendment or supplement for their review prior to filing and will not file any such proposed amendment or supplement to which such Underwriter reasonably objects, unless such filing is required by law. The Sponsor and the Depositor will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

B. If, at any time during the period in which the Prospectus is required by law to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act, the Sponsor and the Depositor will promptly prepare and file with the Commission, subject to Paragraph A of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

C. The Sponsor and the Depositor will furnish to each Underwriter, without charge, executed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a Prospectus by the Underwriters or a dealer may be required by the Act, as many copies of the Prospectus, as amended or supplemented, and any amendments and supplements thereto as the Underwriters may reasonably request. The Sponsor and the Depositor will pay the expenses of printing all offering documents relating to the offering of the Offered Notes.

D. As soon as practicable, but not later than sixteen months after the effective date of the Registration Statement, the Sponsor and the Depositor will make generally available to Holders of Offered Notes an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and, at the option of the Sponsor and the Depositor, will satisfy the requirements of Rule 158 under the Act.

E. So long as any of the Offered Notes are outstanding, the Sponsor and the Depositor will cause to be delivered to each Underwriter (i) all documents required to be distributed to the Noteholders and (ii) from time to time, any other information filed with any government or regulatory authority that is otherwise publicly available, as any of the Underwriters may reasonably request.

F. The Sponsor and the Depositor, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses in connection with the transactions contemplated herein, including, but not limited to, the expenses of printing (or otherwise reproducing) all documents relating to the offering, the fees and disbursements of its counsel and expenses of each Underwriter incurred in connection with (i) the proposed purchase and sale of the Offered Notes; (ii) preparation of all documents specified in this Agreement; (iii) any fees and expenses of the Trustee; (iv) any fees charged by investment rating agencies for rating the Offered Notes; and (v) their investigation with regard to the NovaStar Entities.

G. Each of the Sponsor and the Depositor agrees that, so long as any of the Offered Notes shall be outstanding, it will deliver or cause to be delivered to each Underwriter (i) the annual statement as to compliance delivered to the Indenture Trustee pursuant to the SSA; (ii) the annual assessment of compliance by the Servicer; (iii) the annual attestation by the accountants; and (iv) any information and reports required to be delivered by the Servicer pursuant to the SSA.

H. The Sponsor, and the Depositor will enter into each of the Operative Agreements to which it is a party and all related agreements on or prior to the Closing Date.

I. The Sponsor and the Depositor will endeavor to qualify the Offered Notes for sale to the extent necessary under any state securities or Blue Sky laws in any jurisdictions as may be reasonably requested by the Underwriters, if any, and will pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Notes for investment under the laws of such jurisdictions as the Underwriters may reasonably designate, if any.

6. Conditions of the Underwriters’ Obligation. The several obligations of the Underwriters to purchase and pay for the Offered Notes as provided herein shall be subject to the accuracy as of the date hereof and the Closing Date (as if made at the Closing Date) of the representations and warranties of the Sponsor and the Depositor contained herein (including those representations and warranties set forth in the Operative Agreements incorporated herein), to the accuracy of the statements of the Sponsor and the Depositor made in any certificate or other document delivered pursuant to the provisions hereof, to the performance by the Sponsor and the Depositor of their obligations hereunder, and to the following additional conditions:

A. The Registration Statement shall have become effective no later than the date hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Prospectus shall have been filed pursuant to Rule 424(b).

B. The Underwriters shall have received the Operative Agreements and the Offered Notes in form and substance satisfactory to the Underwriters, duly executed by all signatories required pursuant to the respective terms thereof.

C. The Underwriters shall have received the favorable opinion of Dewey Ballantine LLP, counsel to NovaStar Entities with respect to the following items, dated the Closing Date, to the effect that:

(1) Each of the NovaStar Entities has been duly organized and is validly existing as a corporation in good standing under the laws of its respective state of incorporation, and is qualified to do business in each state necessary to enable it to perform its obligations under each of the Operative Agreements to which it is a party. Each of the NovaStar Entities has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of each of the Operative Agreements to which it is a party.

(2) Each of the applicable Operative Agreements has been duly and validly authorized, executed and delivered by the applicable NovaStar Entities, all requisite corporate action having been taken with respect thereto, and each constitutes the valid, legal and binding agreement of the NovaStar Entities, and would be enforceable against the applicable NovaStar Entities in accordance with their respective terms.

(3) Neither the transfer of the Mortgage Loans to the Depositor and from the Depositor to the Issuing Entity, the issuance or sale of the Offered Notes nor the execution, delivery or performance by the NovaStar Entities of, the Operative Agreements (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of any certificate of incorporation or bylaws of the NovaStar Entities; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which any NovaStar Entity is a party or is bound and which has been identified to such counsel by the appropriate officers of such entity; or (iii) to the best of such counsel’s knowledge following due inquiry made of the appropriate officers of such entity, any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over any NovaStar Entity; or (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust or upon the Offered Notes, except as otherwise contemplated by the Operative Agreements.

(4) No consent, approval, authorization or order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under the laws of the State of Missouri, for the execution, delivery and performance of the Operative Agreements, or the offer, issuance, sale or delivery of the Offered Notes or the consummation of any other transaction contemplated thereby by the NovaStar Entities, except such which have been obtained.

(5) There are no actions, proceedings or investigations pending or, to such counsel’s knowledge, threatened against the NovaStar Entities before any court, governmental agency or body or other tribunal (i) asserting the invalidity of the Operative Agreements or the Offered Notes; (ii) seeking to prevent the issuance of the Offered Notes or the consummation of any of the transactions contemplated by the Operative Agreements; or (iii) which would materially and adversely affect the performance by the NovaStar Entities of obligations under, or the validity or enforceability of, the Offered Notes or the Operative Agreements.

(6) The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Offered Notes (including the Prospectus), and has not initiated or to the knowledge of such counsel, threatened any proceeding for that purpose.

(7) The Hedge Agreements and the related Assignments have been duly and validly authorized, executed and delivered by the applicable NovaStar Entity, all requisite corporate action having been taken with respect thereto, and each constitutes the valid, legal and binding agreement of such NovaStar Entity, and would be enforceable against the applicable NovaStar Entity in accordance with the terms thereof.

(8) When the Notes have been duly executed, delivered and authenticated in accordance with the Indenture and delivered and in the case of the Offered Notes, paid for pursuant to this Agreement, the Notes will be validly issued, outstanding and entitled to the benefits of the Indenture, subject as to enforceability to the effects of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity (whether in a proceeding at law or in equity).

(9) The Depositor and the Issuing Entity are not, and will not as a result of the offer and sale of the Offered Notes as contemplated in the Prospectus and this Agreement become, an “investment company” as defined in the 1940 Act or a company “controlled by” an “investment company” within the meaning of the 1940 Act.

(10) The Indenture has been duly qualified under the Trust Indenture Act.

(11) The Indenture creates in favor of the Indenture Trustee a security interest in the Collateral as defined in the Indenture. Such security interest is perfected in such of the collateral in which a security interest can be perfected by the filing of a financing statement under the Delaware UCC. Such security interest in the Mortgage Notes is perfected.

(12) Such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus and no facts have come to their attention which may cause them to believe that the Registration Statement (excluding any Exhibit thereto), as of the effective date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date or the Closing Date, contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any view with respect to the financial, statistical or computational material included in the Registration Statement or the Prospectus.

(13) To the best of such counsel’s knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(14) The Notes will, when issued, conform in all material respects to the description thereof contained in the Prospectus and the Pricing Free Writing Prospectus.

In rendering their opinions, the counsel described in this Paragraph C may rely, as to matters of fact, on certificates of responsible officers of the NovaStar Entities, the Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the NovaStar Entities.

D. The Underwriters shall have received opinions of Richards, Layton & Finger, P.A., special Delaware counsel to the Issuing Entity, dated the Closing Date, satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

(1) The Issuing Entity has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, and has the power and authority under the Trust Agreement (as defined in such opinion) and such Act to execute, deliver and perform its obligations under the Trust Documents and the Certificates (each as defined in such opinion).

(2) The Trust Agreement is the legal, valid and binding agreement of the Depositor, the Sponsor and the Owner Trustee, enforceable against the Depositor, the Sponsor and the Owner Trustee, in accordance with its terms.

(3) The Trust Documents and the Certificates have been duly authorized, executed and delivered by the Issuing Entity.

(4) Neither the execution, delivery and performance by the Issuing Entity of the Trust Documents, nor the consummation by the Issuing Entity of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Issuing Entity with the Secretary of State pursuant to the Trust Agreement and the filing of a financing statement on form UCC-1 pursuant to the Indenture.

(5) Neither the execution, delivery and performance by the Issuing Entity of the Trust Documents, nor the consummation by the Issuing Entity of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuing Entity.

(6) Under the Delaware Statutory Trust Act, no creditor of any owner of the Transferor Interest shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuing Entity except in accordance with the Trust Agreement.

(7) Under the Delaware Statutory Trust Act, the Issuing Entity is a separate legal entity and, assuming that the Trust Agreement conveys good title to the Issuing Entity property to the Issuing Entity as a true sale and not as a security arrangement, the Issuing Entity rather than the owner of the Certificates will hold whatever title to the Issuing Entity property as may be conveyed to it from time to time pursuant to the Trust Agreement, except to the extent that the Issuing Entity has taken action to dispose of or otherwise transfer or encumber any part of the Issuing Entity property.

(8) Under the Delaware Statutory Trust Act, except to the extent otherwise provided in the Trust Agreement, the owner of the Certificates (including the Depositor in its capacity as such) has no interest in specific property of the Issuing Entity.

E. The Underwriters shall have received opinions of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date, satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

(1) The Owner Trustee is duly incorporated and validly existing as a banking corporation under the laws of the State of Delaware.

(2) The Owner Trustee has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

(3) The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and is the legal, valid and binding agreement of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms.

(4) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, is in violation of the charter or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the federal laws of the Untied States of America governing the trust powers of the Owner Trustee, or, to the knowledge of such counsel, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound.

(5) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to the Owner Trustee for the valid execution, delivery and performance of the Trust Agreement, or for the validity or enforceability thereof, other than the filing of the Certificate of Trust with the Secretary of State.

Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware.

F. The Underwriters shall have received a letter from Deloitte & Touche, LLP dated on or before the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that they have performed certain specified procedures requested by the Underwriters with respect to the information set forth in the Pricing Free Writing Prospectus, the Prospectus and any Static Pool Data relating to periods on or after January 1, 2006 and certain matters relating to the Sponsor.

G. Each class of Offered Notes shall have been given the ratings listed for such class by the applicable rating agencies in the Pricing Free Writing Prospectus and none of such ratings shall have been rescinded. The Underwriters and their counsel shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Offered Notes. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

H. The Underwriters shall have received from the NovaStar Entities certificates, signed by the president, a senior vice president or a vice president of the NovaStar Entities, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Operative Agreements and that, to the best of his or her knowledge based upon reasonable investigation:

(1) the representations and warranties of the NovaStar Entities in this Agreement, as of the Closing Date, and in the Operative Agreements to which they are a party and in all related Agreements, as of the date specified in such Agreements, are true and correct, and the NovaStar Entities have complied with all the Operative Agreements to which they are a party and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(2) there are no actions, suits or proceedings pending, or to the best of such officer’s knowledge, threatened against or affecting the NovaStar Entities which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect such entity’s obligations under the Operative Agreements to which they are a party in any material way; and no merger, liquidation, dissolution or bankruptcy of the NovaStar Entities is pending or contemplated;

(3) the information contained in the Registration Statement relating to the NovaStar Entities and the Mortgage Loans is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

(4) the information set forth in the Schedule required to be furnished pursuant to the SSA is true and correct in all material respects;

(5) there has been no amendment or other document filed affecting the articles of incorporation or bylaws of the NovaStar Entities since November 1, 2004, and no such amendment has been authorized. No event has occurred since December 31, 2005, which has affected the good standing of the NovaStar Entities under the laws of its respective state of incorporation;

(6) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the NovaStar Entities and their respective subsidiaries, taken as a whole, from December 31, 2005; and

(7) each person who, as an officer or representative of the NovaStar Entities signed or signs the Registration Statement, the Operative Agreements or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

Each of the NovaStar Entities shall attach to such certificate a true and correct copy of its articles of incorporation and bylaws which are in full force and effect on the date of such certificate, and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

I. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since December 31, 2005, of (A) the NovaStar Entities and their affiliates that is in the Underwriters’ judgment material and adverse and that makes it in the Underwriters’

judgment impracticable to market the Offered Notes on the terms and in the manner contemplated in the Prospectus.

J. The Underwriters shall have received a favorable opinion of counsel to the Custodian, dated the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that:

(1) The Custodian is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to enter into and to take all actions required of it under the SSA;

(2) The SSA has been duly authorized, executed and delivered by the Custodian and each constitutes the legal, valid and binding obligation of the Custodian, enforceable against the Custodian in accordance with its respective terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Custodian, and (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;

(3) no consent, approval, authorization or other action by any governmental agency or body or other tribunal is required on the part of the Custodian in connection with its execution and delivery of the SSA or the performance of its obligations thereunder; and

(4) the execution and delivery of, and performance by the Custodian of its obligations under, the SSA do not conflict with or result in a violation of any statute or regulation applicable to the Custodian, or the charter or bylaws of the Custodian, or to the best knowledge of such counsel, any governmental authority having jurisdiction over the Custodian or the terms of any indenture or other agreement or instrument to which the Custodian is a party or by which it is bound.

In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Sponsor, the Depositor, the Custodian and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Custodian.

K. The Underwriters shall have received from the Indenture Trustee a certificate, signed by the president, a senior vice president or a vice president of the Indenture Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Indenture Trustee, authenticated the Offered Notes, the Operative Agreements or any other document delivered pursuant hereto, was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

L. The Underwriters shall have received a favorable opinion of counsel to the Indenture Trustee, dated the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that:

(1) The Indenture Trustee is a national banking association organized, validly existing and in good standing under the laws of the United States and has the power and authority to enter into and to take all actions required of it under the Operative Agreements;

(2) each of the Operative Agreements to which it is a party has been duly authorized, executed and delivered by the Indenture Trustee and each constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Indenture Trustee, and (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;

(3) no consent, approval, authorization or other action by any governmental agency or body or other tribunal is required on the part of the Indenture Trustee in connection with its execution and delivery of the Operative Agreements to which it is a party or the performance of its obligations thereunder; and

(4) the execution and delivery of, and performance by the Indenture Trustee of its obligations under, the Operative Agreements to which it is a party do not conflict with or result in a violation of any statute or regulation applicable to the Indenture Trustee, or the charter or bylaws of the Indenture Trustee, or to the best knowledge of such counsel, any governmental authority having jurisdiction over the Indenture Trustee or the terms of any indenture or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound.

In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Sponsor, the Depositor, the Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee.

M. The Underwriters shall have received such opinion or opinions, dated the Closing Date, with respect to (i) the “true sale” of the Mortgage Loans from the Sponsor to the Depositor and (ii) the “non-consolidation” in a bankruptcy proceeding of the Sponsor and the Depositor, in form and substance reasonably satisfactory to the Underwriters.

N. The Underwriters shall have received from McKee Nelson LLP, special counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Notes, the Prospectus and such other related matters as the Underwriters shall reasonably require.

O. The Underwriters shall have received an opinion from Dewey Ballantine LLP, special tax counsel to the Depositor to the effect that the statements in the Pricing Free Writing Prospectus, the Prospectus and the Prospectus Supplement under the heading “Material Federal Income Tax Consequences” accurately describe the material federal income tax consequences to the holders of the Offered Notes and that the statements under the heading “ERISA Considerations” in the Prospectus and the Prospectus Supplement, are materially correct, to the extent such statements purport to state or summarize matters of federal law.

P. Each Hedge Agreement will be delivered by the applicable NovaStar Entity to the Indenture Trustee. Each Hedge Agreement shall have been duly authenticated by an authorized agent of the related Swap or Cap Counterparty, if so required under applicable state law or regulations.

Q. The Underwriters shall have received a negative assurance letter with respect to the Pricing Free Writing Prospectus from each of Dewey Ballantine LLP and McKee Nelson LLP.

R. The Underwriters shall have received such further information, certificates and documents as the Underwriters may reasonably have requested not fewer than three (3) full business days prior to the Closing Date.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when and as provided in this Agreement, if the NovaStar entities are in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder, may be canceled on, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Sponsor and the Depositor in writing, or by telephone or telegraph confirmed in writing.

7. No Advisory or Fiduciary Responsibility. Each of the Sponsor and the Depositor acknowledges and agrees that: (i) the purchase and sale of the Offered Notes pursuant to this Agreement, including the determination of the public offering price of the Offered Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Sponsor and the Depositor, on the one hand, and the several Underwriters, on the other hand, and the Sponsor and the Depositor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Sponsor, the Depositor or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Sponsor or the Depositor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Sponsor or the Depositor on other matters) or any other obligation to the Sponsor or the Depositor except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Sponsor and the Depositor and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Sponsor and the Depositor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

8. Indemnification and Contribution.

A. Regardless of whether any Offered Notes are sold, the Sponsor, the Depositor and NFI will jointly and severally indemnify and hold harmless each Underwriter, each of their respective officers and directors and each person who controls each Underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the “1934 Act”), against any and all losses, claims, damages, or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with and amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which they may become subject, under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement) or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in, (i) the Registration Statement, or any amendment thereof or supplement thereto, (ii) the Basic Prospectus, the Prospectus Supplement, the Pricing Free Writing Prospectus or the Static Pool Data, whether or not incorporated therein by reference or any amendment thereto or supplement thereto, or (iii) the Sponsor-Provided Information, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Sponsor, the Depositor and NFI shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information.

B. Regardless of whether any Offered Notes are sold, each Underwriter, severally and not jointly, will indemnify and hold harmless the Sponsor, the Depositor, NFI and each of its officers and directors and each person, if any, who controls the Sponsor, the Depositor and NFI within the meaning of the Act or the 1934 Act against any losses, claims, damages or liabilities to which they become subject under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement or in the Pricing Free Writing Prospectus or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with the Underwriter Information provided by such Underwriter, and will reimburse the Sponsor, the Depositor and NFI for any legal or other expenses reasonably incurred by the Sponsor, the Depositor and NFI in connection with investigating or defending against such loss, claim, damage, liability or action.

C. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs A, B and E of this Section 8, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing thereof; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Section 8A, 8B or 8E except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 8A, 8B or 8E. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the applicable Underwriter in the case of parties indemnified pursuant to paragraph A of this Section 8 and by the Sponsor, the Depositor and NFI in the case of parties indemnified pursuant to paragraphs B and E of this Section 8. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

D. Marketing Materials (as defined below) shall be treated as follows:

(1) All Marketing Materials, to the extent required to be filed with the Commission, shall be filed as free writing prospectuses.

(2) Each of the Underwriters may convey Derived Information (as defined below) (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that such Underwriter shall not enter into a Contract of Sale with such investor unless such Underwriter has conveyed the Pricing Free Writing Prospectus to such potential investor prior to such Contract of Sale and such Derived Information shall be conveyed separate and apart from any Pricing Free Writing Prospectus and (y) to an investor after a Contract of Sale provided that such Underwriter has conveyed the Pricing Free Writing Prospectus to such investor in connection with such Contract of Sale. Each of the Underwriters agrees that it shall not broadly disseminate any Derived Information.

(3) Each of the Underwriters agrees to provide to the Depositor prior to the date of filing of the Pricing Free Writing Prospectus a copy of any Derived Information if such Derived Information is in fact required to be filed under the Act, and the Depositor shall file such Derived Information with the Commission if the filing is in fact required under the Act.

(4) Each of the Underwriters may convey Issuer Marketing Materials (as defined below), or Traditional Marketing Materials (as defined below) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that such Underwriter shall not enter into a Contract of Sale with such investor unless such Underwriter has conveyed the Free Writing Prospectus to such potential investor prior to such Contract of Sale. In addition, in the case of Traditional Marketing Materials, such Underwriter shall (x) deliver a copy of the Traditional Marketing Materials to the Depositor and its counsel one business day prior to the first use thereof, (y) shall not convey any such Traditional Marketing Materials to which the Depositor or its counsel reasonably objects and (z) shall convey such Traditional Marketing Materials to each potential investor in the class or classes of Offered Notes to which such Traditional Marketing Materials relates.

(5) Each Underwriter that has furnished Issuer Marketing Materials or Traditional Marketing Materials, in each instance, other than those that contain only ABS ICM (as defined below), to potential investors shall furnish copies thereof to the Depositor at the time of first use thereof, and the Depositor shall file such Issuer Marketing Materials or Traditional Marketing Materials, as applicable, with the Commission if the filing thereof is in fact required under the Act. Each Underwriter that has furnished Issuer Marketing Materials or Traditional Marketing Materials, in each instance, that contain only ABS ICM, to potential investors shall furnish copies thereof to the Depositor prior to the date of filing of the Prospectus Supplement, and the Depositor shall file such Issuer Marketing Materials or Traditional Marketing Materials, as applicable, with the Commission if the filing thereof is in fact required under the Act.

(6) Notwithstanding any provision of this Section 8 to the contrary, unless required under the Act, no Underwriter shall be required to file with the Commission or deliver to the Depositor for filing with the Commission any free writing prospectus that (i) is used or referred to by it and distributed by or on behalf of it in a manner that is not reasonably designed to lead to its broad, unrestricted dissemination and (ii) does not consist of or include Issuer Marketing Materials or Traditional Marketing Materials.

E. Each Underwriter agrees, severally and not jointly, assuming all Sponsor -Provided Information (defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Sponsor and the Depositor, their respective officers and directors and each person who controls the Sponsor within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that this indemnity shall not apply to any untrue statement or omission or alleged untrue statement or alleged omission made in any Derived Information that results from an error or omission in any Sponsor-Provided Information. The several obligations of each Underwriter under this Section 8(E) shall be in addition to any liability which each Underwriter may otherwise have.

The procedures set forth in Section 8(C) shall be equally applicable to this Section 8(E).

F. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor, the Depositor, NFI and the applicable Underwriter from the sale of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only relative benefits referred to in clause (i) above but also the relative fault of the Sponsor, the Depositor, NFI and of the applicable Underwriter in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

The relative benefits received by an Underwriter shall be equal to its aggregate discount and underwriting commissions with respect to the Offered Notes purchased by such Underwriter, and the relative benefits of the Sponsor, the Depositor and NFI shall be equal to the balance of the proceeds of the sale of the Offered Notes; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the Sponsor, the Depositor, NFI and each Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sponsor, the Depositor, NFI or by any of the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

G. The Sponsor, the Depositor, NFI and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph F of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph F of this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the aggregate discount and underwriting commissions with respect to the Offered Notes purchased by it less amounts such Underwriter has already been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission.

H. The Sponsor, the Depositor and each Underwriter each expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section 8 which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

I. The obligations of the Sponsor and the Depositor under this Section 8 shall be in addition to any liability which the Sponsor and the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act or the 1934 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Sponsor and to each person, if any, who controls the Sponsor within the meaning of the Act or the 1934 Act; provided, however, that in no event shall the Sponsor, the Depositor or the Underwriters be liable for double indemnification.

J. For purposes of this agreement,

(1) “ABS ICM” means “ABS Information and Computational Materials” as defined in Item 1101(a) of Regulation AB of the Act (“Regulation AB”) promulgated by the Commission.

(2) “Bloomberg Submission” means the material provided by or through Bloomberg or Intex or similar entities for use by prospective investors, or embedded in any CDI files provided to prospective investors.

(3) “Collateral Strats” means information regarding the Mortgage Loans that is based on the Sponsor-Provided Information that is conveyed separate and apart from any Preliminary Term Sheet.

(4) “Derived Information” means information specified in paragraph (5) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB.

(5) “Issuer Marketing Materials” means Marketing Materials that include “issuer information” as defined in Rule 433(h)(2) of the Act that are required to be filed by the Depositor under the Act.

(6) “Marketing Materials” means ABS ICM or Preliminary Term Sheets.

(7) “Preliminary Term Sheet” means a “written communication” within the meaning of Rule 405 under the Act that describes the Notes and/or the Mortgage Loans and contains information described in paragraphs (1) – (3) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB but which does not include Derived Information.

(8) “Sponsor-Provided Information” means any computer tape furnished to any Underwriter by the Sponsor concerning the assets comprising the Trust.

(9) “Static Pool Data” means any information provided by the Depositor as contemplated by Item 1105 of Regulation AB relating to securitized pools established by the Sponsor.

(10) “Traditional Marketing Materials” means Marketing Materials that are required to be filed under the Act that contain both “issuer information” as defined in Rule 433(h)(2) of the Act and other information that would be required to be filed under the Act, other than Collateral Strats and Bloomberg Submissions.

9. Information Supplied by Underwriters. The first sentence of the last paragraph on the front cover page of the Prospectus Supplement and the second paragraph under the heading “Method of Distribution” in the Prospectus Supplement (only to the extent such statements relate to the Underwriters) (the “Underwriter Information”) constitute the only information furnished by the Underwriters to the Sponsor and the Depositor for the purposes of Sections 2(B), 8(A) and 8(B) hereof. Each Underwriter confirms that the Underwriter Information relating to it is correct as of the date of the Prospectus Supplement.

10. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed or delivered or telecopied and confirmed in writing to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Jay Strauss, Legal Department, Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel, Wachovia Capital Markets, LLC, 301 South College Street, NC0610, Charlotte, North Carolina 28288, Attention: Robert Perret and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Valerie Kay; if sent to the Sponsor, shall be mailed, delivered or facsimiled and confirmed in writing to NovaStar Mortgage Inc., 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, Attention: Chris Miller, Senior Vice President; and if sent to the Depositor, shall be mailed, delivered or telegraphed and confirmed in writing to 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, Attention: Matt Kaltenrieder, Vice President.

11. Survival. All representations, warranties, covenants and agreements of the Sponsor and the Depositor contained herein or in agreements or certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling persons, or any subsequent purchaser or the Sponsor or the Depositor or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Offered Notes. The provisions of Sections 5 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Termination. The Underwriters shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (a) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange, (b) trading of any securities of NFI or the Depositor shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (d) there shall have occurred a material disruption in securities settlement, payment or clearance services in the United States, or (e) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis which, in the Underwriters’ judgment, is material and adverse, and, in the case of any of the events specified in this clause (e), such event singly or together with any other such event makes it in the Underwriters’ judgment impractical or inadvisable to proceed with the offer, sale or delivery of the Offered Notes. Any such termination shall be without liability of any other party except that the provisions of Paragraph F. of Section 5 and Sections 7 and 8 hereof shall at all times be effective.

13. Successors. This Agreement will inure to the benefit of and be binding upon the signatories hereto and their respective successors and assigns (which successors and assigns do not include any person purchasing an Offered Note from the Underwriters), and the officers and directors and controlling persons referred to in Section 8 hereof and their respective successors and assigns, and no other persons will have any right or obligations hereunder.

14. APPLICABLE LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF ANY PROVISION OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, NEW YORK, AND THE PARTIES HERETO EXPRESSLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO WAIVE ANY DEFENSE OR CLAIM OF FORUM NON CONVENIENS THEY MAY HAVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

16. Amendments and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the signatories hereto.

17. Default of Underwriters. If any of the Underwriters defaults in its obligations to purchase the Offered Notes offered to it hereunder (such Underwriter, the “Defaulting Underwriter”), then the remaining Underwriters (the “Performing Underwriters”) shall have the option, but not the obligation, to purchase all, but not less than all, of the Offered Notes offered to the Defaulting Underwriter. If a Performing Underwriter elects not to exercise such option, then this Agreement will terminate without liability on the part of such Performing Underwriter. Nothing contained herein shall relieve the Defaulting Underwriter from any and all liabilities to the Sponsor, the Depositor, NFI and the Performing Underwriters resulting from the default of such Defaulting Underwriter.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among you, the Sponsor, the Depositor and NFI in accordance with its terms.

Very truly yours,

NOVASTAR MORTGAGE INC.

By:
Name:
Title:

NOVASTAR MORTGAGE FUNDING CORPORATION

By:
Name:
Title:

NOVASTAR FINANCIAL, INC.

By:
Name:
Title:

Agreed to and Accepted by:

(as of the date hereof)

GREENWICH CAPITAL MARKETS, INC.

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

WACHOVIA CAPITAL MARKETS, LLC

By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

Annex A

Underwriting

Class A-1A Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$312,614,570	99.8054453%
Deutsche Bank Securities Inc.	223,324,033	99.8054453%
Wachovia Capital Markets, LLC	223,324,033	99.8054453%
Morgan Stanley & Co. Incorporated	7,815,364	99.8054453%
Total	$767,078,000

Class A-2A Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$74,172,185	99.7850000%
Deutsche Bank Securities Inc.	52,986,755	99.7850000%
Wachovia Capital Markets, LLC	52,986,755	99.7850000%
Morgan Stanley & Co. Incorporated	1,854,305	99.7850000%
Total	$182,000,000

Class A-2B Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$37,371,370	99.7800000%
Deutsche Bank Securities Inc.	26,697,173	99.7800000%
Wachovia Capital Markets, LLC	26,697,173	99.7800000%
Morgan Stanley & Co. Incorporated	934,284	99.7800000%
Total	$91,700,000

Class A-2C Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$29,098,319	99.7750000%
Deutsche Bank Securities Inc.	20,787,112	99.7750000%
Wachovia Capital Markets, LLC	20,787,112	99.7750000%
Morgan Stanley & Co. Incorporated	727,458	99.7750000%
Total	$71,400,000

Class A-2D Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$13,294,345	99.7700000%
Deutsche Bank Securities Inc.	9,497,148	99.7700000%
Wachovia Capital Markets, LLC	9,497,148	99.7700000%
Morgan Stanley & Co. Incorporated	332,359	99.7700000%
Total	$32,621,000

i

Class M-1 Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$31,910,341	99.7700000%
Deutsche Bank Securities Inc.	22,795,950	99.7700000%
Wachovia Capital Markets, LLC	22,795,950	99.7700000%
Morgan Stanley & Co. Incorporated	797,759	99.7700000%
Total	$78,300,000

Class M-2 Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$8,802,853	99.7500000%
Deutsche Bank Securities Inc.	6,288,538	99.7500000%
Wachovia Capital Markets, LLC	6,288,538	99.7500000%
Morgan Stanley & Co. Incorporated	220,071	99.7500000%
Total	$21,600,000

Class M-3 Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$7,702,496	99.7250000%
Deutsche Bank Securities Inc.	5,502,471	99.7250000%
Wachovia Capital Markets, LLC	5,502,471	99.7250000%
Morgan Stanley & Co. Incorporated	192,562	99.7250000%
Total	$18,900,000

Class M-4 Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$7,427,407	99.7000000%
Deutsche Bank Securities Inc.	5,305,954	99.7000000%
Wachovia Capital Markets, LLC	5,305,954	99.7000000%
Morgan Stanley & Co. Incorporated	185,685	99.7000000%
Total	$18,225,000

Class M-5 Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$5,226,694	99.6500000%
Deutsche Bank Securities Inc.	3,733,819	99.6500000%
Wachovia Capital Markets, LLC	3,733,819	99.6500000%
Morgan Stanley & Co. Incorporated	130,667	99.6500000%
Total	$12,825,000

ii

Class M-6 Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$4,126,337	99.6000000%
Deutsche Bank Securities Inc.	2,947,752	99.6000000%
Wachovia Capital Markets, LLC	2,947,752	99.6000000%
Morgan Stanley & Co. Incorporated	103,158	99.6000000%
Total	$10,125,000

Class M-7 Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$3,576,159	99.5700000%
Deutsche Bank Securities Inc.	2,554,719	99.5700000%
Wachovia Capital Markets, LLC	2,554,719	99.5700000%
Morgan Stanley & Co. Incorporated	89,404	99.5700000%
Total	$8,775,000

Class M-8 Notes

Underwriter	Principal Amount	Purchase Price
Greenwich Capital Markets, Inc.	$3,025,981	99.4755906%
Deutsche Bank Securities Inc.	2,161,685	99.4755906%
Wachovia Capital Markets, LLC	2,161,685	99.4755906%
Morgan Stanley & Co. Incorporated	75,650	99.4755906%
Total	$7,425,000

iii